Exhibit 99.2

Apple Computer, Inc.

Q105 Unaudited Summary Data

	Q404 Actual		Q104 Actual		Q105 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Americas	471	$1,196	378	$924	476	$1,637	1%	37%	26%	77%
Europe	155	423	240	519	320	847	106%	100%	33%	63%
Japan	56	175	77	157	64	185	14%	6%	-17%	18%
Retail	98	376	73	273	119	561	21%	49%	63%	105%
Other Segments(1)	56	180	61	133	67	260	20%	44%	10%	95%
Total Operating Segments	836	$2,350	829	$2,006	1,046	$3,490	25%	49%	26%	74%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue
Product Summary
iMac(2)	229	$216	227	$251	456	$620	99%	187%	101%	147%
iBook	238	256	201	221	271	297	14%	16%	35%	34%
Power Mac(3)	156	340	206	398	167	381	7%	12%	-19%	-4%
PowerBook	213	419	195	399	152	307	-29%	-27%	-22%	-23%
Subtotal CPUs	836	1,231	829	1,269	1,046	1,605	25%	30%	26%	26%
iPod	2,016	537	733	256	4,580	1,211	127%	126%	525%	373%
Other Music Products(4)	NM	98	NM	47	NM	177	NM	81%	NM	277%
Peripherals & Other HW	NM	271	NM	222	NM	284	NM	5%	NM	28%
Software & Other	NM	213	NM	212	NM	213	NM	0%	NM	0%
Total Apple		$2,350		$2,006		$3,490		49%		74%

(1)           Other Segments include Asia Pacific and FileMaker.

(2)           Includes eMac product line.

(3)           Includes Xserve product line.

(4)           Other Music Products consists of iTunes Music Store sales and iPod related services and accessories.

NM:  Not Meaningful